UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

INC RESEARCH HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

The following letter was made available to employees of INC Research Holdings, Inc. in connection with the merger of INC Research Holdings, Inc. and Double Eagle Parent, Inc.:

Dear Colleagues:

As we continue to share information about how we’ll be combining INC Research and inVentiv Health when the merger closes to create a leading biopharmaceutical solutions organization, today we’re pleased to announce our post-close Clinical Division, Commercial Division and enterprise Business Development leadership teams.

These teams will be charged with delivering outstanding service to our customers while identifying new offerings that infuse clinical solutions with commercial expertise and commercial solutions with our extensive therapeutic know-how. All of these decisions have been made after thoughtful consideration about what’s best for the future of our combined organization.

CLINICAL LEADERSHIP TEAM

The go-forward Clinical Team will take our current CRO offering to the next level, continuing to expand our therapeutic alignment while leveraging the Trusted Process® where appropriate. Mike McKelvey, President, Clinical Division will lead the Clinical Division, targeting customers of all sizes and delivering differentiated Full-Service, Functional Service Provider (FSP) and Hybrid models based on their needs. Together, our combined organization will provide clinical insights and operational excellence and be able to bridge from Early Stage to Late Phase & Real World Evidence into commercialization. Mike’s direct reports will include:

•	Michael Gibertini, President, Clinical Development, Therapeutic Business Units: Michael will be responsible for therapeutic and operational excellence in the Therapeutic Business Units, including Oncology, Central Nervous System (CNS) and General Medicine. He’ll also be responsible for the Medical Affairs/Management, Medical Devices, Global Clinical Operations Management (resourcing and metrics), Rater Training, Trial Master File Management and Alliance Management functions.

•	Tara Fitzgerald, President, Clinical Development Services: Tara will be responsible for powering best-practice Study Start-Up, site contracts, Clinical Development Services (CDS) project management, feasibility and investigator payments, pharmacovigilance and biometrics (data management, biostatistics and medical writing). Tara’s teams will provide delivery of these services in the Full-Service, Hybrid and FSP models.

•	Riaz Bandali, President, Early Phase: Riaz will lead our Early Phase operations, including the Miami, Quebec and Toronto clinics; the Princeton and Quebec bioanalytical labs; clinical pharmacology services and the Early Phase APAC business.

•	Bart Valdez, President, Strategic Resourcing Group (SRG): Bart will be responsible for developing operational solutions for FSP outsourcing, providing account management for FSP engagements and delivering staffing solutions to customers interested in a hybrid model. The ability to seamlessly move between delivery models is increasingly important to our customers.

•	Christian Tucat, Executive Vice President, Real World Evidence & Late Phase: Christian will lead Real World Evidence & Late Phase efforts, including Epidemiology and Real World/Registry Operations, demonstrating our clinical expertise while leveraging our commercial offering to further fuel these capabilities.

•	Kellie Malloy, President, Pfizer Business Unit: Kellie will lead operations for our Pfizer relationship, a significant anchor account for the organization, managing and delivering for this account while developing large account best practices.

COMMERCIAL LEADERSHIP TEAM

The go-forward Commercial Team will continue to enhance our industry-leading CCO (Contract Commercial Organization) to help better launch meaningful medicines to market. Mike Bell, President, Commercial Division, will lead the Commercial Division, designing valuable commercialization solutions. Mike’s direct reports will include:

•	Mike Ryan, President, Commercial Operations: Mike will be responsible for Commercial Division operations, identifying and delivering strategic opportunities across our Selling Solutions, Communications, Medication Adherence (Patient Outcomes) and Consulting businesses.

•	Paul Mignon, President, Selling Solutions: Paul will lead our Selling Solutions business, which is #1 in the U.S. and a top-five organization in Japan offering strategy design, recruitment, deployment and end-to-end sales operations. Paul will be responsible for growing the Selling Solutions global footprint and also will continue to lead Commercial Business Development.

•	David Hepler, Commercial Strategy: David will spearhead Commercial BD operations, analytics support, strategic initiatives and project management blueprints that will define unique value propositions across Commercial Division businesses to reach customers of all sizes with meaningful solutions.

•	Chris Casey, Commercial Key Account Management: Chris will further develop the Commercial Division Key Account model, which is based on surrounding our largest commercial customers with ongoing strategic perspectives and recommendations to build long-lasting relationships.

○	Paul, David and Chris will work with Corporate Business Development, led by Neil Ferguson, Chief Business Officer, to promote a strong cross-selling message and to develop a consistent, strategic enterprise-wide sales approach.

•	Kelly Gratz, President, Medication Adherence (Patient Outcomes): Kelly will lead our Adheris Health business, the largest U.S. provider of tailored, direct-to-patient medication adherence programs and pharmacy network – covering approximately 194 million patients and 2.2 billion prescriptions a year – designed to help millions of patients stay on their prescribed medicines.

•	Mike Menta, President, Consulting: Mike will be responsible for our Consulting business, which has supported more than 70 product launches over the past five years, delivering high-value strategic solutions, including commercial strategy and planning, pricing and market access, medical affairs and risk and program management. The inVentiv Regulatory Affairs team and the Consulting teams within INC focused on Regulatory Affairs, Clinical Development and Strategic Consulting will join Mike’s team adding depth, breadth and expertise.

•	Lisa Stockman, President, Communications: Lisa will lead our Communications business, which is the largest U.S. independent global healthcare network of leading agency brands (http://inventivhealthcommunications.com/). This business delivers insights-driven advertising, medical communications, digital marketing, public relations and branding solutions to reach key audiences to change behaviors.

BUSINESS DEVELOPMENT (BD) LEADERSHIP TEAM

In the months post close we’ll be formalizing our Business Development capability to better benefit our portfolio of small, mid and large biopharma customers. Chief Business Officer Neil Ferguson will lead Corporate Business Development (BD), responsible for developing knowledge, unique value propositions, tools and processes to prospect new and existing opportunities. Neil’s initial direct reports include:

•	Greg Skalicky, Head of BD Strategic Accounts: Greg will lead efforts with our top 20 clinical pharma customers, responsible for BD and key Account Management for these customers. Greg also will continue to be the Executive Sponsor of our Pfizer clinical account supported by Brad Bower, who will continue to report to Greg as SVP, Global Alliance Management for Pfizer.

•	Mike Kleppinger, Head of BD Core Accounts: Mike will lead efforts with core clinical customers up to the top 21 pharma. In this role, Mike will also oversee BD support for small and mid-sized pharma and the Account Development Center team.

We’ll be sharing more about the evolving BD and marketing functions for the combined organization in the months to come.

As we move through our integration, which will be led by the Transition Management Office, it will be important to view these announcements as much more than a series of names. Supporting these leaders are talented teams worldwide who are committed to creating strategies, processes and solutions to help customers accelerate the delivery of important medicines to patients.

Up next we’ll be sharing details with you about our plans for the Transition Management Office and our strategic enterprise Innovation offering. We’ll also be sharing more detail about the centralization of our Corporate business support functions, including Legal, Finance, Business Technology and Human Resources. From there you’ll learn more about our shared clinical and commercial capabilities.

Thanks for your efforts and let’s all keep focused on exceeding our customers’ expectations. Please join us in congratulating these new, post-close Leadership Teams.

Regards,

Alistair Macdonald, CEO*

&

Mike Bell, Executive Chairman of the Board; President, Commercial Division*

*	Currently Alistair Macdonald serves as CEO of INC Research and Mike Bell serves as CEO of inVentiv Health. At close, Alistair will be the CEO of the combined company and Mike Bell will be Executive Chairman of the Board and President of the Commercial Division.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such forward-looking statements reflect, among other things, our current expectations and anticipated results of operations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, or industry results to differ materially from those expressed or implied by such forward-looking statements. Therefore, any statements contained herein that are not statements of historical fact may be forward-looking statements and should be evaluated as such. Without limiting the foregoing, the words “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “projects,” “should,” “would,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the potential timing or consummation of the proposed transaction or the anticipated benefits thereof, including, without limitation, future financial and operating results. INC Research cautions readers that these and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to risks and uncertainties related to (i) the ability to obtain shareholder and regulatory approvals, or the possibility that they may delay the transaction or that such regulatory approval may result in the imposition of conditions that could cause the parties to abandon the transaction, (ii) the risk that a condition to closing of the merger may not be satisfied, (iii) the ability of INC Research and inVentiv to integrate their businesses successfully and to achieve anticipated synergies, (iv) the possibility that other anticipated benefits of the proposed transaction will not be realized, including without limitation, anticipated revenues, expenses, earnings and other financial results, and growth and expansion of the new combined company’s operations, and the anticipated tax treatment, (v) potential litigation relating to the proposed transaction that could be instituted against INC Research, inVentiv or their respective directors, (vi) possible disruptions from the proposed transaction that could harm INC Research’s and/or inVentiv’s business, including current plans and operations, (vii) the ability of INC Research or inVentiv to retain, attract and hire key personnel, (viii) potential adverse reactions or changes to relationships with clients, employees, suppliers or other parties resulting from the announcement or completion of the merger, (ix) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect INC Research’s or inVentiv’s financial performance, (x) certain restrictions during the pendency of the merger that may impact INC Research’s or inVentiv’s ability to pursue certain business opportunities or strategic transactions, (xi) continued availability of capital and financing and rating agency actions, (xii) legislative, regulatory and economic developments and (xiii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the proxy statement that will be filed with the Securities and Exchange Commission in connection with the proposed transaction. While the list of factors presented here is, and the list of factors to be presented in the proxy statement are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on INC Research’s or inVentiv’s consolidated financial condition, results of operations, credit rating or liquidity. Unless legally required, INC Research does not assume any obligation to update any such forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information.

Additional Information and Where to Find It

This communication is being made in respect of the proposed merger transaction involving INC Research and inVentiv. In connection with the proposed transaction, INC Research will file with the Securities and Exchange Commission a proxy statement and will mail the proxy statement to its shareholders. Shareholders are encouraged to read the proxy statement regarding the proposed transaction in its entirety when it becomes available and before making any voting decision as it will contain important information about the transaction. Shareholders will be able to obtain a free copy of the proxy statement (when available), as well as other filings made by INC Research regarding INC Research, inVentiv, and the proposed transaction, without charge, at the Securities and Exchange Commission’s website (http://www.sec.gov) or at INC Research’s website (investor.incresearch.com).

Participants in the Solicitation

INC Research and its respective executive officers, directors and other persons may be deemed to be participants in the solicitation of proxies from INC Research’s shareholders with respect to the special meeting of shareholders that will be held to consider and vote upon the approval of the share issuance and the proposed transaction. Information regarding the officers and directors of INC Research is included in its Annual Report on Form 10-K for the year ended Dec. 31, 2016, and INC Research’s notice of Annual Meeting of Shareholders and Proxy Statement, which were filed with the Securities and Exchange Commission on April 13, 2017. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, which may be different than those of INC Research’s shareholders generally, will be contained in the proxy statement (when filed) and other relevant materials to be filed with the Securities and Exchange Commission in connection with the proposed transaction. This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.